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                                                                    Exhibit 99.1

[LOGO]                   The MONY Group Inc.    News Release
THE MONY GROUP           1740 Broadway          MEDIA CONTACTS:
                         New York, NY 10019     Doug Myers 212 708 2472
                         212 708 2472           Christopher Breslin 212 708 2435
                         212 708 2399 Fax       INVESTOR CONTACT:
                                                Jay Davis 212 708 2917

              The MONY Group Inc. Meets First Quarter Expectations

Operating Income Is $0.24 Per Share Excluding Venture Capital Gains of $0.07 Per Share

NEW YORK (May 7, 2002) -- The MONY Group Inc. (NYSE: MNY) today reported operating income for the quarter ended March 31, 2002 of $11.9 million or $0.24 per share excluding venture capital gains of $3.3 million or $0.07 per share. Operating income was $15.2 million or $0.31 per share. Net income for the first quarter was $14.3 million or $0.29 per share after a $0.9 million or $0.02 per share realized loss from investments.

For the first quarter of 2001, the company reported operating income of $14.8 million or $0.29 per share excluding a $3.1 million or $0.06 per share loss from the company's venture capital portfolio. Operating income was $11.7 million or $0.23 per share. Net income during the first quarter of 2001 was $13.3 million or $0.26 per share, after a $1.6 million or $0.03 per share realized gain from investments.

"During the quarter, we realized early benefits from our reorganization in the form of higher productivity and improved operating efficiencies," said Michael
I. Roth, chairman and CEO, The MONY Group Inc. "Our manufacturing and distribution businesses are improving bottom line results by streamlining their operations, raising performance standards and aggressively pursuing growth opportunities."

"Our results reflect this new clarity and focus within our business units," continued Mr. Roth. "Sales of annuities and broker-dealer sales of Enterprise mutual funds both increased while our U.S. Financial Life subsidiary continues to grow. The productivity of our career system has increased through more extensive wholesaling efforts and higher performance requirements."

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An earnings summary is as follows:

                                                          Three Months Ended
                                                                March 31,

                                                         2002             2001
     ($ in millions except share data and per share amounts)

     Operating income excluding venture capital       $  11.9          $  14.8
     Venture capital income (losses)                      3.3             (3.1)
                                                      -------          --------
     Operating income                                    15.2             11.7
     Realized (losses)/gains from investments            (0.9)             1.6
                                                      --------         -------
     Net income                                       $  14.3          $  13.3

     Diluted Per Share Amounts:
     Operating income before venture capital          $  0.24          $  0.29
     Venture capital income (losses)                  $  0.07          $ (0.06)
                                                      -------          -------
     Operating income                                 $  0.31          $  0.23
     Realized (losses)/gains from investments         $ (0.02)         $  0.03
                                                      --------         -------

     Net income                                       $  0.29          $  0.26

     Share Data:

     Weighted-average shares outstanding             48,012,310      48,720,335
     Plus:  incremental shares from assumed
       Conversion of dilutive securities              1,724,895       1,594,447
                                                   -------------    ------------
     Weighted-average shares used in diluted
       per-share calculations                        49,737,205      50,314,782
                                                   =============    ============






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First-quarter highlights include:

..    In April, MONY securitized its closed block by successfully completing a
     $300 million debt offering. This transaction provides MONY with greater financial flexibility as the company continues to invest in its manufacturing and distribution businesses as well as pursue acquisition opportunities. Under the terms of the transaction, MONY has the option to issue up to an additional $150 million in notes until December 31, 2004.

..    As of March 31, 2002, book value was $40.60 per share (excluding accumulated comprehensive income).

..    Boston Advisors, Inc., an asset management firm and wholly owned subsidiary of The Advest Group, Inc., signed a definitive agreement to acquire substantially all of the assets of Babson-United Investment Advisors, Inc., a registered investment advisory firm. Upon the closing of this acquisition, Boston Advisors will have 20 investment professionals and approximately $3.5 billion in assets under management.

Business Segments

Protection Segment
------------------
Through its protection segment, The MONY Group sells a wide range of life insurance products (including whole, term, universal, variable universal, survivorship universal and last survivor variable universal) to higher-income individuals, particularly small business owners, family builders and pre-retirees as well as corporations.

Total new annualized and single life insurance premiums for the first quarter of 2002 were $48.7 million, approximately level with the prior year, while recurring premiums increased to $30 million from $21.9 million. During the quarter, the company also experienced favorable mortality.

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During the quarter, higher sales from the company's U.S. Financial Life subsidiary and higher recurring premiums of the company's corporate-owned life insurance (COLI) product were offset by lower single deposits of individual and corporate-owned life insurance.

U.S. Financial Life Insurance Co. (USFL) premiums for the first quarter of 2002 increased to $12.1 million from $9.8 million in the first quarter of 2001 with a greater percentage of higher-margin universal life sales.

Sales of corporate-owned life insurance (COLI) were $18.2 million during the first quarter of 2002, half of which were recurring premiums. During the first quarter of 2001, COLI premiums were $22.1 million, $3.8 million of which was in recurring premiums. The sale of corporate-owned life insurance fluctuates over the course of the year.

New career agency life insurance premiums (first-year and single premiums) were $15.6 million in the first quarter of 2002 compared with $17.1 million in the first quarter of 2001. Following the implementation of the company's previously announced reorganization, a smaller and more focused career system produced relatively the same amount of premiums, reflecting increased productivity.

Accumulation Segment
--------------------
The MONY Group distributes variable annuities and mutual funds through its career agency system, member companies and third-party broker-dealers.

New accumulation assets raised in the 2002 first quarter were $444 million compared with $437 million in the first quarter of 2001.

Accumulation assets under management were $9.1 billion as of March 31, 2002, slightly higher than the level of $9 billion reported on December 31, 2001 and slightly ahead of the $8.9 billion as of March 31, 2001. The increase in assets was primarily due to net inflows during the period, which totaled $76 million.

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Annuity sales through the career system increased 39 percent to $100 million during the first quarter of 2002 from $72 million in the first quarter of 2001. The increase reflects strong demand for MONY's new variable annuity product introduced in early January.

The Enterprise Group of Funds had first-quarter sales of $344 million compared with $365 million in the first quarter of 2001. Enterprise mutual fund sales through third-party broker-dealers increased to $270 million during the quarter from $249 million for the first quarter of 2001. Enterprise funds sold through The MONY Group career system were $74 million during the quarter compared with $116 million for the comparable quarter.

Retail Brokerage & Investment Banking Segment
---------------------------------------------
The Retail Brokerage and Investment Banking segment includes securities brokerage, trading, investment banking, trust and asset management services for high-net worth individuals and small to mid-size business owner clients primarily through MONY's Advest and MONY Securities Corp. subsidiaries.

The Retail Brokerage and Investment Banking segment had revenues of $84.4 million during the first quarter of 2002 compared with $85.7 million during the first quarter of 2001, the latter on a proforma basis. In a challenging environment, Advest revenues were $73.3 million and MONY Securities Corporation revenues were $10.8 million, both of which were comparable with the prior year period. In addition, Advest completed the outsourcing of its back-office operations.

Business Outlook
----------------
"This quarter demonstrates that we are clearly moving in the direction we intended," added Mr. Roth. "Our business unit heads are leading and changing their businesses while focusing on meeting the needs of their customers through a range of products and services, regardless of the economic climate."

The company's 2002 estimate remains $1.25 per share excluding venture capital income. This estimate assumes a 7 percent annual appreciation in the equity markets. As previously

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announced, the company also expects an additional $0.70 per share gain from the closing payment in the company's pension business that is not included in the $1.25 per share estimate.

Forward Looking Statements

This release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements relating to MONY's expected results for 2002. There are a number of uncertainties and risks that could cause actual results to differ materially from our expectations, including those described under the heading "Forward Looking Statements" in MONY's annual report on Form 10-K for the fiscal year ended December 31, 2001 and in the company's other filings with the Securities and Exchange Commission. Among other things, movements in the equity markets could affect investment results, the fees earned from assets under management and the demand for variable products; and actual death claims experience could differ from our mortality assumptions. The company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

About The MONY Group Inc.

The MONY Group Inc. (NYSE: MNY), with $57 billion in assets under management and administration, is a financial services firm that manages a portfolio of member companies. These companies include MONY Life Insurance Company, The Advest Group, Inc., Enterprise Capital Management, Matrix Capital Markets Group, Inc., Lebenthal & Co., and U.S. Financial Life Insurance Company. These companies manufacture and distribute protection, asset accumulation and retail brokerage products and services to individuals, corporations and institutions through advisory and wholesale distribution channels. Additional company information is available at www.mony.com.

Note: The MONY Group Inc. will host a conference call to discuss 1Q 2002 financial results at 9:00 am on Tuesday, May 7, 2002. The call can be heard via the Investor Relations link at www.mony.com.


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                       SUPPLEMENTAL FINANCIAL INFORMATION

To assist interested parties in analyzing the Company's consolidated financial results attached is the following supplemental information:

Exhibit I presents certain summary consolidated income statement data of The MONY Group for the three-month periods ended March 31, 2002 and 2001.

Exhibit II presents certain summary consolidated balance sheet data as of March 31, 2002.

Exhibit III presents information regarding new business generated by the Company for the three-month periods ended March 31, 2002 and 2001.

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Exhibit I

                      THE MONY GROUP INC. AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT

($ in millions, except share data and per share amounts)           Three Months Ended
                                                                       March 31,

                                                                 2002             2001
                                                                 ----             ----
Revenues:

Premiums                                                   $        164.4     $      165.1
Universal life and investment-type product policy fees               49.0             49.7
Net investment income                                               189.7            183.7
Net realized (losses) gains on investments                          (2.4)              2.5
Group Pension Profits                                                 7.7              9.9
Retail brokerage and investment banking                              90.8            *71.1
Other income                                                         38.2             30.3
                                                              ------------     ------------
                                                                    537.4            512.3
Benefits and Expenses:

Benefits to policyholders                                           190.7            197.7
Interest credited to policyholders' account balances                 27.9             28.3
Amortization of deferred policy acquisition costs                    32.8             37.2
Dividends to policyholders                                           61.5             54.6
Other operating costs and expenses                                  203.2           *174.2
                                                              ------------     ------------
                                                                    516.1            492.0

Income before income taxes                                           21.1             20.3
Income tax expense                                                    6.8              7.0
                                                              ------------     ------------
Net income                                                           14.3             13.3





Operating Income:

Net income                                                 $         14.3     $       13.3
  Net realized losses/(gains) from investments
  (after tax)                                                         0.9            (1.6)
                                                               ------------    -------------
    Operating income                                                 15.2             11.7
  Venture capital (income) loss                                      (3.3)             3.1
                                                               ------------    -------------
    Operating income excluding venture capital             $         11.9     $       14.8
                                                               ============    =============

Diluted Per Share Amounts:

Net Income                                                 $         0.29     $       0.26
Operating Income                                           $         0.31     $       0.23
Operating Income (excluding venture capital)               $         0.24     $       0.29

Share Data:

Weighted-average Shares Outstanding                            48,012,310       48,720,335
Plus:  Incremental Shares from Assumed
Conversion of Diluted Securities                                1,724,895        1,594,447
                                                              ------------     -------------
Weighted-average Shares in Diluted  Per Share
Calculations                                                   49,737,205       50,314,782
                                                              ============     =============


* Includes Advest results for February and March 2001 only. The MONY Group closed its acquisition of Advest on January 31, 2001.

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Exhibit II

                     SUMMARY CONSOLIDATED BALANCE SHEET DATA
                    ($ in millions, except per share amounts)

                                                                    As of
                                                                  March 31,
                                                                    2002
                                                                    ----
   Assets:

   Invested assets (including cash and cash equivalents)      $      11,825.0
   Assets transferred in the Group Pension Transaction                4,573.9
   Separate account assets                                            5,181.1
   Other assets                                                       2,910.3
                                                                 -------------
       Total assets                                           $      24,490.3
                                                                 =============

   Liabilities:

   Policyholders' liabilities                                 $      10,543.2
   Liabilities transferred in the Group Pension Transaction           4,521.0
   Separate account liabilities                                       5,178.2
   Short-term debt                                                        7.0
   Long-term debt                                                       579.0
   Other liabilities                                                  1,611.1
                                                                 -------------
       Total liabilities                                             22,439.5

   Shareholders' equity:

   Equity                                                             2,029.0
   Accumulated comprehensive income                                      21.8
                                                                 -------------
       Total shareholders' equity                                     2,050.8

                                                                 -------------
       Total liabilities and shareholders' equity             $      24,490.3
                                                                 =============

   Per share amounts:

   Diluted book value per share                               $         41.03
                                                                 =============
   Diluted book value per share (Ex. Accumulated
      Comprehensive Income)                                   $         40.60
                                                                 =============





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Exhibit III

                               SEGMENT INFORMATION

The following chart presents MONY's protection and accumulation sales for the quarter as well as revenue generated from the company's retail brokerage and investment banking segment.


                                               Three-Month        Three-Month
                                               Period Ended       Period Ended
                                                 3/31/02            3/31/01
New Business ($ millions)
Protection Products
===================
Career Agency System                            $     15.6         $   17.1
U.S. Financial Life Insurance Company                 12.1              9.8
Complementary Distribution                            21.0             22.4
                                                      ----             ----
Total New Life Insurance Premiums               $     48.7         $   49.3
                                                      ====             ====
Accumulation Products
=====================
Variable Annuities                              $      100         $     72
Career Agency System - Mutual Funds                     74              116
Third Party Distribution - Mutual Funds                270              249
Total Accumulation                              $      444         $    437
                                                       ===              ===

Revenues excluding interest ($ millions)
Retail Brokerage & Investment Banking
=====================================
Advest*                                         $     73.3         $   72.9
MONY Securities Corp.                                 10.8             11.0
Other                                                  0.3              1.8
                                                       ---              ---
Total Revenue                                   $     84.4         $   85.7
                                                      ====             ====


* First quarter 2001 revenue is for the three-month period ended 3/31/01 for comparison purposes, although The MONY Group's acquisition of Advest closed on January 31, 2001.

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